UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2015

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2015 (the “Closing Date”), Heartland Recreational Vehicles, LLC (the “Company”), a wholly owned subsidiary of Towable Holdings, Inc., which is a wholly owned subsidiary of Thor Industries, Inc. (“Thor”), entered into a Stock Purchase Agreement (the “Agreement”) with David E. Fought, Jeffrey D. Fought, Paul R. Corman, Robert L. Tiedge, John J. Mohamed, E. Dale Fenton, Dan E. Van Liew, Sidnaw Corporation, and Laure R. Cunningham (collectively, the “Sellers”) pursuant to which the Company acquired all of the issued and outstanding membership interests of Cruiser RV, LLC (“CRV”) and DRV, LLC (“DRV”). As contemplated in the Agreement, the Company also acquired, in series of integrated transactions with Howe Group, LLC and DEEG Holdings, LLC, certain real estate used in the ongoing operations of CRV and DRV. Under the Agreement, the Closing was deemed effective as of 12:01 a.m. (New York time) on January 1, 2015. Capitalized terms used in this Form 8-K but not otherwise defined herein shall have the meanings ascribed to those terms in the Agreement.

The Agreement provides that the purchase price to be paid by the Company to the Sellers will be $44,171,908 (the “Closing Purchase Price”), subject to adjustment as set forth in Section 1.4 of the Agreement and in a series of integrated transactions acquired certain real estate used in the ongoing operations of the business for approximately $3,240,000. On the Closing Date, $39,171,908 of the Closing Purchase Price was paid to Sellers and the remaining $5,000,000 was placed into an escrow account to be held pursuant to the provisions of Section 1.5 of the Agreement. The Sellers have agreed to indemnify the Company and hold it harmless from claims related to (i) a breach of a representation, warranty, covenant, or agreement included in the Agreement, (ii) any and all claims for which an adequate reserve does not exist, and (iii) any and all known or unknown claims that are, in whole or in part, attributable or allegedly attributable to actions or inaction of CRV and/or DRV prior to the Closing Date, excluding those claims for which an adequate reserve exists. The indemnification obligations listed above are subject to an indemnification bucket and cap as outlined in Section 4.5 of the Agreement.

There are no material relationships between Thor, the Company, or their affiliates and any of the Sellers.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2015.

On January 5, 2015, the Company issued a press release announcing that it had entered into the Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated January 5, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: January 5, 2015	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary